Exhibit 10.4

Services Agreement

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

Services Agreement

Party A：BGIN TECHNOLOGIES PTE. LTD. Address：727 CLEMENTI WEST STREET 2 #01-280 SINGAPORE (120727)	Party B：Shenzhen Bgin Technology Co., Ltd Address：B704 Chuangyi Technology Building, Keji Zhongyi Road, Maling Community, Yuehai Sub-district, Nanshan District, Shenzhen City.

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In accordance with the laws and regulations of the Hong Kong Special Administrative Region of the People’s Republic of China, Party A and Party B, adhering to the principles of equality, mutual benefit, honesty, and good faith, have reached the following agreement through friendly consultations regarding Party B providing services to Party A, and both parties shall abide by it jointly:

1. Service Matters

1.1 Service Content

Party B shall provide services to Party A, mainly by dispatching staff to Party A’s location or remotely.

1.2 Service Period and Method

1.2.1 During the validity period of this agreement, Party B shall provide project requirement development and maintenance services as required by Party A. The completion of services shall be deemed when Party A’s requirements are met.

1.2.2 Party B shall initiate services within 3 working days after receiving Party A’s requirements.

1.3 Service Fees：The service fee is 70,000 US dollars per month.

2. Payment Method

1.

2.

Party B’s designated bank account for receiving payments is as follows:

Name: [***]

Bank Account Number: [***]

Opening Bank: [***]

Address: [***]

Telephone: [***]

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3. Rights and Obligations of Party A

3.1 Party A has the right to request Party B to provide services on time, with high quality, and in accordance with Party A’s requirements.

3.2 Party A has the right to know all aspects of Party B’s service process, including progress and quality.

3.3 Party A shall pay the fees to Party B as stipulated in this agreement.

4. Rights and Obligations of Party B

4.1 Party B shall ensure the stability and security of the technical services.

4.2 Without the prior permission of Party A, Party B shall not disclose any relevant materials provided by Party A to a third party in any way. Otherwise, Party B shall bear all losses caused to Party A.

4.3 After completing the technical services as required, Party B shall provide free usage explanations and support to the relevant staff of Party A.

4.4 Unless otherwise provided by laws, regulations, or binding agreements, all existing or future rights and interests of all data, relevant information, and materials generated or obtained under the cooperation of this agreement shall belong to Party A. Party A has the right to conduct secondary development and utilization on its own or through a third party delegation. Under no circumstances shall Party B use Party A’s data for algorithm training, or for data analysis, marketing promotion, or business development of any brand other than Party A’s without the prior written consent of Party A.

5. Intellectual Property and Confidentiality

5.1 During the process of providing technical services, Party B shall not infringe upon the intellectual property rights of any third party. Otherwise, Party B shall bear all responsibilities.

5.2 The business and technical secrets of each party obtained during the negotiation period and the validity period of this agreement, which need to be kept confidential, shall not be disclosed or made public to third parties during the negotiation period, the validity period, and after the termination of the agreement. This obligation shall not become invalid due to the rescission, termination, or revocation of the agreement.

5.3 During the process of providing technical services, the employees of Party B, including but not limited to relevant management, development, design, and maintenance personnel, shall not disclose Party A’s confidential information, including but not limited to Party A’s unpublished systems, customer data, new products, and prices. Party B shall assume the confidentiality responsibility for the above - mentioned materials, and Party A reserves the right to hold Party B accountable.

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5.4 The disclosure of confidential information by either party shall not be deemed a violation of this agreement in the following circumstances:

1) The information was publicly known at the time of disclosure.

2) The information was disclosed with the prior written consent of the other party.

3) A party discloses the information as required by government judicial and other departments with jurisdiction over it when performing official duties in accordance with the laws and regulations of China, provided that the disclosing party notifies the other party in writing of the exact nature of the disclosed trade secret before the disclosure.

6. Liability for Breach of Contract

6.1 If Party B fails to complete the services within one month after receiving Party A’s requirements, or any step fails to be approved by Party A, or Party B fails to perform its obligations as stipulated in this agreement, Party A may unilaterally terminate this agreement. At the same time, Party B shall pay 10% of the total contract amount as liquidated damages. If the actual losses caused by Party B to Party A are greater than the above - mentioned liquidated damages, Party B shall compensate Party A according to Party A’s actual losses.

7. Force Majeure

7.1 In case of natural disasters, floods, earthquakes, acute infectious diseases, strikes, wars, military actions (whether declared or not), terrorist incidents, changes in national laws and regulations, government actions, etc. (hereinafter referred to as “force majeure”) that are unforeseeable by both parties, and whose occurrence and consequences are unavoidable and insurmountable, resulting in the inability to perform the obligations under this agreement, the liability for breach of contract of the defaulting party shall be waived during the existence of the force majeure event.

7.2 The party unable to perform this agreement due to force majeure shall notify the other party of the force majeure event and its predicted impact within 3 working days from the date of occurrence of the force majeure event. In addition, after the elimination of the force majeure event, the party unable to perform this agreement due to force majeure shall resume its performance of obligations under this agreement as soon as possible. If a party is actually unable to perform or the actual performance is meaningless due to force majeure, or if the force majeure event lasts for more than 90 days, either party may terminate this agreement by giving written notice to the other party, and shall not be liable for breach of contract.

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8. Disputes and Disagreements

8.1 In case of disputes arising during the performance of this agreement, both parties shall first seek to resolve them through friendly consultations. If the consultations fail, both parties shall submit the disputes to the Shanghai International Arbitration Center for arbitration in accordance with the arbitration rules of the Shanghai International Arbitration Center. The arbitration shall be held in Shanghai. The number of arbitrators shall be one. The arbitration proceedings shall be conducted in English.

8.2 The conclusion, validity, execution, interpretation, and dispute resolution of this agreement shall be governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

9. Miscellaneous

9.1 This agreement shall come into force after being sealed by both parties. The service period shall commence on [***]. After the expiration of the validity period of this agreement, if Party A still requires Party B to provide services, a new agreement shall be signed.

9.2 This agreement is made in duplicate, with each party holding one copy, and each copy has the same legal effect.

9.3 For matters not covered in this agreement, both parties may negotiate and sign a supplementary agreement. The supplementary agreement shall have the same legal effect as this agreement.

(The following is blank. It is the signature page of the “Services Agreement”, with a total of 1 page.)

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(This page is the signature page of the Services Agreement)

Party A：BGIN TECHNOLOGIES PTE. LTD.	Party B：Shenzhen Bgin Technology Co., Ltd

(Seal)	(Seal)

Date: December 31, 2024	Date: December 31, 2024

On [***], a cash-receipt was handled at the [***] Bank. The amount is USD [***] and the balance is [***].

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